Exhibit 10.7

HOLDINGS PLEDGE AGREEMENT

THIS HOLDINGS PLEDGE AGREEMENT (this “Pledge Agreement”) is entered into as of August 5, 2011, among CARROLS CORPORATION, a Delaware corporation (the “Pledgor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions as may from time to time become parties to such Credit Agreement (individually a “Lender” and collectively the “Lenders”).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), among Carrols LLC, a Delaware limited liability company (the “Borrower”), each of the Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the Lenders party thereto and the Administrative Agent, the Lenders have agreed to make Loans to the Borrower and to issue and/or acquire participation interests in Letters of Credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue and/or acquire participation interests in Letters of Credit under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders and the other Secured Parties.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms that are defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “UCC”) are used herein as so defined: Certificated Security, Entitlement Order, Financial Asset, Investment Company Security, Securities Account, Security, Security Entitlement, Securities Intermediary and Uncertificated Security.

2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Credit Party Obligations, the Pledgor hereby pledges and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in any and all right, title and interest of the Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

(a) Pledged Equity Interests. 100% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Equity Interests owned by the Pledgor of the Borrower as set forth on Schedule 2(a) hereto (the “Pledged Equity Interests”), together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Equity Interests, or representing a distribution or return of capital upon or in respect of the Pledged Equity Interests, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Equity Interests and, in the event of any consolidation or merger involving the issuer of any Pledged Equity Interest and in which such issuer is not the surviving entity, all shares of each class of the Equity Interests of the successor entity formed by or resulting from such consolidation or merger.

(b) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that the Pledgor may from time to time hereafter pledge and deliver additional shares of Equity Interests to the Administrative Agent as collateral security for the Credit Party Obligations. Upon such pledge and delivery to the Administrative Agent, such additional shares of Equity Interests shall be deemed to be part of the Pledged Collateral of the Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional shares.

3. Security for Credit Party Obligations. The security interest created hereby in the Pledged Collateral of the Pledgor constitutes continuing collateral security for all of the Credit Party Obligations, whether now existing or hereafter incurred.

4. Delivery of the Pledged Collateral; Perfection of Security Interest. The Pledgor hereby agrees that:

(a) Delivery of Certificates and Instruments. The Pledgor shall deliver as security to the Administrative Agent (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Equity Interests owned by the Pledgor and (ii) promptly upon the receipt thereof by or on behalf of the Pledgor, all other certificates and instruments constituting Pledged Collateral owned by the Pledgor. Prior to delivery to the Administrative Agent, all such certificates and instruments constituting Pledged Collateral of the Pledgor shall be held in trust by the Pledgor for the benefit of the Administrative Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit A attached hereto.

(b) Additional Securities. If the Pledgor shall receive by virtue of its being the owner of any Pledged Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of Equity Interests, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in Equity Interests; or (iv) distributions of Equity Interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then the Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Administrative Agent, shall segregate it from the Pledgor’s other property and shall deliver it forthwith to the Administrative Agent in the exact form received accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit A attached hereto, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Credit Party Obligations.

(c) Financing Statements; Other Perfection Actions. The Pledgor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem reasonably necessary in order to perfect and maintain the security interests granted hereunder in accordance with the UCC as the Administrative Agent deems reasonably necessary or advisable. The Pledgor shall also execute and deliver to the Administrative Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations, amendments and restatements of existing documents, and any documents as may be necessary if the law of any jurisdiction other than New York becomes or is applicable to the Collateral or any portion thereof, in each case as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary (i) to perfect the Administrative Agent’s security interests hereunder, including such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate jurisdictions, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. The Pledgor agrees to cause the issuer of the Pledged Equity Interests of the Pledgor to mark its books and records to reflect the security interest of the Administrative Agent in the Pledged Collateral.

5. Representations and Warranties. The Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that so long as any of the Credit Party Obligations (other than contingent indemnity obligations that survive termination of the

Credit Documents pursuant to the stated terms thereof) remain outstanding or any Credit Document is in effect, other than Letters of Credit that extend beyond the Maturity Date and are properly treated in accordance with Section 2.3(k) of the Credit Agreement, and until all of the Commitments shall have been terminated:

(a) Authorization of Pledged Equity Interests. The Pledged Equity Interests are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.

(b) Title. The Pledgor has good and indefeasible title to the Pledged Collateral of the Pledgor and except as otherwise permitted by the Credit Agreement, the Pledgor will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Equity Interests of the Pledgor.

(c) Exercising of Rights. The exercise by the Administrative Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting the Pledgor or any of its property other than the Burger King Rights.

(d) Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority, the issuer of any Pledged Equity Interests or third party is required either (i) for the pledge made by the Pledgor or for the granting of the security interest by the Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by the Administrative Agent or the Secured Parties of their rights and remedies hereunder (except as may be required by the Franchise Agreements (as defined in the Credit Agreement) and by laws affecting the offering and sale of securities).

(e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Administrative Agent for the ratable benefit of the Secured Parties, in the Pledged Collateral. The taking possession by the Administrative Agent of the certificates (if any) representing the Pledged Equity Interests and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all certificated Pledged Equity Interests and such certificates and instruments. Upon the filing of UCC financing statements in the location of the Pledgor’s state of organization, the Administrative Agent shall have a first priority perfected security interest in all uncertificated Pledged Equity Interests consisting of partnership or limited liability company interests that do not constitute a Security pursuant to Section 8-103(c) of the UCC. With respect to any Pledged Collateral consisting of an Uncertificated Security or a Security Entitlement or any Pledged Collateral held in a Securities Account, upon execution and delivery by the Pledgor, the Administrative Agent and the applicable Securities Intermediary or the applicable issuer of the Uncertificated Security of an agreement granting control to the

Administrative Agent over such Pledged Collateral, the Administrative Agent shall have a first priority perfected security interest in such Pledged Collateral.

(f) No Other Equity Interests. Except as set forth on Schedule 2(a), the Pledgor does not own any Equity Interest of the Borrower or any of its Domestic Subsidiaries or any of its first-tier Foreign Subsidiaries.

(g) Partnership and Limited Liability Company Interests. Except as previously disclosed in writing to the Administrative Agent, none of the Pledged Equity Interests consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

6. Covenants. The Pledgor hereby covenants, that so long as any of the Credit Party Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding or any Credit Document is in effect, other than Letters of Credit that extend beyond the Maturity Date and are properly treated in accordance with Section 2.3(k) of the Credit Agreement, and until all of the Commitments shall have been terminated, the Pledgor shall:

(a) Defense of Title. Defend title to and ownership of the Pledged Collateral of the Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein; keep the Pledged Collateral free from all Liens, other than Permitted Liens and the Burger King Rights; and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of the Pledgor or any interest therein, except as permitted pursuant to the Credit Agreement and the other Credit Documents.

(b) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be reasonably necessary or that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of the Pledgor (including, without limitation, execution and delivery of one or more control agreements reasonably acceptable to the Administrative Agent, filing of UCC financing statements and any and all other actions reasonably necessary to satisfy the Administrative Agent that the Administrative Agent has obtained a first priority perfected security interest in all Pledged Collateral); (ii) subject to the Burger King Rights, enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of the Pledgor; and (iii) subject to the Burger King Rights, otherwise effect the purposes of this Pledge Agreement, including, without limitation, and if requested by the Administrative Agent, delivering to the Administrative Agent irrevocable proxies in respect of the Pledged Collateral of the Pledgor.

(c) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of the Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of the Pledgor.

(d) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by the Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of the Pledgor unless the failure to so file could not reasonably be expected to have a Material Adverse Effect.

7. Performance of Obligations; Advances by Administrative Agent. On failure of the Pledgor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, a payment to obtain a release of a Lien (other than the Burger King Rights), expenditures made in defending against any adverse claim (other than the Burger King Rights) and all other expenditures which the Administrative Agent may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Borrower promptly upon timely notice thereof and demand therefor, shall constitute additional Credit Party Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of the Pledgor or the Borrower, and no such advance or expenditure therefor, shall relieve the Pledgor of any default under the terms of this Pledge Agreement or the other Credit Documents. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by the Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8. Events of Default. The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an event of default hereunder (an “Event of Default”).

9. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have, in respect of the Pledged Collateral of the Pledgor, in addition to the rights and remedies provided herein, in the other Credit Documents, or by law, the rights and remedies of a secured party under the UCC or any other applicable law.

(b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, the Administrative Agent may, in its sole discretion, subject to the Burger King Rights, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, and subject to the Burger King Rights, any Secured Party may in such event, bid for the purchase of such securities. The Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by the Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower, in accordance with the notice provisions of Section 9.2 of the Credit Agreement at least ten (10) days before the time of such sale. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral of the Pledgor regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, and subject to the Burger King Rights, be made at the time and place to which it was so adjourned.

(c) Registration Rights. Subject to the Burger King Rights, if the Administrative Agent shall determine to exercise its right to sell all or any of the Pledged Collateral, the Pledgor agrees that, upon request of the Administrative Agent (which request may be made by the Administrative Agent in its sole discretion), the Pledgor and the Borrower will, at their own expense:

(i) execute and deliver, and use its best efforts to cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to file a registration statement covering such Pledged Collateral under the provisions of the Securities Act of 1933 and to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(ii) use its best efforts to qualify the Pledged Collateral under all applicable state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Administrative Agent;

(iii) cause each issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act of 1933; and

(iv) use its best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further agrees that a breach of any of the covenants contained in this Section 9(c) will cause irreparable injury to the Administrative Agent, that Administrative Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9(c) shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Credit Party Obligations becoming due and payable prior to their stated maturities. Nothing in this Section 9(c) shall in any way alter the other rights of the Administrative Agent under this Pledge Agreement.

In the event of any public sale described in this Section 9(c), the Pledgor and the Borrower agree to indemnify and hold harmless the Administrative Agent and the Secured Parties and each of their respective directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which any such persons may become subject or for which any of them may be liable, under the Securities Act of 1933 or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Administrative Agent and such other persons for any legal or other expenses reasonably incurred by the Administrative Agent and such other persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including all fees, costs and expenses whatsoever reasonably incurred by the Administrative Agent and such other persons and counsel for the Administrative Agent and such other persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted, other than with respect to information supplied in writing by or on behalf of the Administrative Agent for use herein). This indemnity shall be in addition to any liability which the Pledgor may otherwise have and shall extend upon the same terms and conditions to each person, if any, that controls the Administrative Agent or such persons within the meaning of the Securities Act of 1933.

(d) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgor recognizes that the Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act of 1933. The Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such Pledged Collateral.

(e) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the notice requirements of applicable law of the relevant jurisdiction and subject to the Burger King Rights, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Credit Party Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Credit Party Obligations for any reason.

(f) Reserved.

(g) Other Security. To the extent that any of the Credit Party Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by the Pledgor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, Liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent’s rights or the Credit Party Obligations under this Pledge Agreement or under any other of the Credit Documents.

10. Rights of the Administrative Agent.

(a) Power of Attorney. The Pledgor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents as attorney-in-fact of the Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Collateral of the Pledgor, all as the Administrative Agent may reasonably determine in respect of such Pledged Collateral;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Pledged Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv) to pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v) to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral of the Pledgor;

(vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral of the Pledgor;

(viii) subject to the Burger King Rights, to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and Liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated herein;

(ix) subject to the Burger King Rights, to exchange any of the Pledged Collateral of the Pledgor or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral of the Pledgor with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may determine;

(x) to vote for a shareholder, partner or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral of the Pledgor into the name of the Administrative Agent or into the name of any transferee to whom the Pledged Collateral of the Pledgor or any part thereof may be sold pursuant to Section 9 hereof; and

(xi) to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral of the Pledgor.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Credit Party Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document is in effect, other than Letters of Credit that extend beyond the Maturity Date and are properly treated in accordance with Section 2.3(k) of the Credit Agreement, and until all of the Commitments shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to perfect, protect, preserve and realize upon its security interest in the Pledged Collateral.

(b) Assignment by the Administrative Agent. The Administrative Agent may, in accordance with the Credit Agreement, from time to time assign the Credit Party Obligations or any portion thereof and/or the Pledged Collateral or any portion thereof to a successor Administrative Agent, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Pledge Agreement in relation thereto.

(c) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgor shall be responsible for preservation of all rights in the Pledged Collateral of the Pledgor, and the Administrative Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgor. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(d) Voting Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, the Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of the Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement.

(ii) Upon the occurrence and during the continuance of a Default or an Event of Default and notice thereof from the Administrative Agent to the Pledgor, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection (d) shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights, subject to the Burger King Rights.

(e) Dividend and Distribution Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, the Pledgor may receive and retain any and all dividends (other than dividends payable in the form of Equity Interests and other dividends constituting Pledged Collateral which are required to be delivered to the Administrative Agent pursuant to Section 4 above), distributions or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

(ii) Upon the occurrence and during the continuation of an Event of Default:

(A) all rights of the Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection (e) shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(B) all dividends, distributions and interest payments which are received by the Pledgor contrary to the provisions of clause (A) of this subsection (ii) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of the Pledgor, and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Credit Party Obligations.

(f) Release of Pledged Collateral. The Administrative Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, Lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority Lien on all Pledged Collateral not expressly released or substituted.

11. Application of Proceeds. After the exercise of remedies by the Administrative Agent or the Secured Parties pursuant to Section 7.2 of the Credit Agreement (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents shall automatically become due and payable in accordance with the terms of such Section), any proceeds of the Pledged Collateral, when received by the Administrative Agent or any of the Secured Parties in cash or its equivalent, will be applied in reduction of the Credit Party Obligations in the order set forth in Section 2.11(b) of the Credit Agreement, and the Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records, subject to the Burger King Rights.

12. Continuing Agreement.

(a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Credit Party Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding or any Credit Document is in effect, and until all of the Commitments shall have been terminated, other than Letters of Credit that extend beyond the Maturity Date and are properly treated in accordance with Section 2.3(k) of the Credit Agreement. Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Administrative Agent and the Secured Parties shall, upon the request and at the expense of the Pledgor, forthwith release all of the Liens and security interests granted hereunder and shall deliver all UCC termination statements and/or other documents reasonably requested by the Pledgor evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Credit Party Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Credit Party Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Credit Party Obligations.

13. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 9.1 of the Credit Agreement.

14. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon the Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns; provided, however, that the Pledgor may not assign its rights or delegate its duties hereunder.

15. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 9.2 of the Credit Agreement, and if delivered to the Pledgor, shall be made to the following address:

Carrols Corporation

968 James Street

Syracuse, New York 13203

Attention: General Counsel

Telephone: (315) 424-0513

Fax: (315) 475-9616

Email: izirkman@carrols.com

16. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of the Pledge Agreement by facsimile or other electronic means shall be effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Administrative Agent.

17. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Pledge Agreement.

18. Governing Law; Submission to Jurisdiction and Service of Process; Waiver of Jury Trial; Venue. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The terms of Sections 9.13 and 9.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

19. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

20. Entirety. This Pledge Agreement and the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Pledge Agreement, the other Credit Documents or the transactions contemplated herein and therein.

21. Survival. All representations and warranties of the Pledgor hereunder shall survive the execution and delivery of this Pledge Agreement, the other Credit Documents and the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

22. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

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Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

HOLDINGS:	CARROLS CORPORATION,
a Delaware corporation

	By:	/s/ Joseph A. Zirkman
	Name:	Joseph A. Zirkman
	Title:	Vice President, General Counsel and Secretary

Acknowledged and Agreed:

CARROLS LLC,
a Delaware limited liability company

By:	/s/ Joseph A. Zirkman
Name:	Joseph A. Zirkman
Title:	Vice President, General Counsel and Secretary

Accepted and agreed to as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Thomas P. Tansi
Name:	Thomas P. Tansi
Title:	Managing Director